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                           CERTIFICATE OF DESIGNATION
                     OF SERIES D REDEEMABLE PREFERRED STOCK

                                       of

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.


             Pursuant to Section 151 of the General Corporation Law

                            of the State of Delaware


         We, the undersigned, William H. Wilcox and John J. Wellik, the President and Secretary, respectively, of United Surgical Partners International, Inc., a Delaware corporation (the "Corporation"), pursuant to
Section 151 of the Delaware General Corporation Law, do hereby make this Certificate of Designation and do hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the Second Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time, the Board of Directors by written consent unanimously adopted the following resolutions providing for the issuance of a series of Preferred Stock designated as Series D Redeemable Preferred Stock:

         RESOLVED, that the Board of Directors, in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation (as the same may be amended from time to time, the "Certificate of Incorporation"), does hereby provide for the issuance of a series of the Corporation's Preferred Stock, and does hereby fix and herein state the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as follows:

         Section 1.        DESIGNATION AND AMOUNT.

         There shall be a series of Preferred Stock designated as "Series D Redeemable Preferred Stock" ("Series D Preferred Stock") and the number of shares of such series shall be forty thousand (40,000).

         Section 2.        DIVIDENDS.

         The holders of shares of Series D Preferred Stock shall be entitled to receive paid-in-kind dividends at the rate of 10% per annum of the Series D Preferred Liquidation Value (as hereinafter defined), on March 31, June 30, September 30 and December 31 of each year (each, a "Quarterly Payment Date") by the issuance on each Quarterly Payment Date of .025 shares of Series D Preferred Stock, and no more, payable on each share of Series D Preferred Stock that shall then be outstanding. Such dividends on the Series D Preferred Stock shall be cumulative and shall accrue daily from and after the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for payments of dividends. Accrued but

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unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of Series D Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         As long as (i) any shares of Series D Preferred Stock shall remain outstanding, in no event (without the written consent of the holders of 66-2/3% of the outstanding Series D Preferred Stock) shall any dividend whatsoever be paid upon, nor any distribution be made upon, any shares of the Corporation's common stock, par value $.01 per share ("Common Stock"), or any other series of the Corporation's Preferred Stock, other than a dividend or distribution payable in shares of Common Stock or Preferred Stock, nor except for the repurchase of shares (x) from participants under any employee benefit plans approved by a majority of the Board of Directors and (y) pursuant to employment agreements or stock purchase agreements with employees approved by the Board of Directors, shall any shares of Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Common Stock, unless, in each such case, accrued and unpaid dividends on all outstanding shares of Series D Preferred Stock for all prior Quarterly Payment Dates shall have been declared and paid in full and the full dividend on all outstanding shares of Series D Preferred Stock for the then-current Quarterly Payment Date shall have been paid or declared and sufficient funds for the payment thereof set apart, and any arrears or defaults in any redemption of shares of Preferred Stock shall have been cured.

         Section 3.        REDEMPTION.

         The shares of Series D Preferred Stock shall be redeemable as follows:

                  (a)      MANDATORY REDEMPTION.

                  Except as and to the extent expressly prohibited by applicable law, the Corporation shall redeem (in the manner and with the effect provided in subparagraphs 3(c) through 3(e) below) all shares of Series D Preferred Stock which shall then be outstanding on April 30, 2008; provided, however, that if the Corporation shall consummate a public offering of its Common Stock other than the initial public offering of the Corporation's Common Stock prior to April 30, 2008, the Corporation shall redeem all shares of Series D Preferred Stock which shall then be outstanding. In case of the occurrence of any of the following (each, a "Change of Control Event"): (i) a consolidation or merger of the Corporation with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Corporation as an entirety in a single transaction or in a series of related transactions to any other person or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, the Corporation shall, not later than 20 days prior to the effective date of any such Change of Control Event, give notice

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thereof to the holder or holders of shares of Series D Preferred Stock and, in the event that within 15 days after receipt of such notice, any holder or holders of shares of Series D Preferred Stock shall elect, by written notice to the Corporation, to have any or all of its shares of Series D Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in subsections 3(c) through 3(e) below) not later than the effective date and time of such Change of Control Event.

         As used herein, (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation, and (iv) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act, whether or not applicable.

                  (b) OPTIONAL REDEMPTION. The Corporation may, in its sole discretion, redeem at any time and from time to time (in the manner and with the effect provided in subparagraphs 3(c) through 3(e) below), any whole number of shares of Series D Preferred Stock. Any date on which the Corporation elects to redeem shares of Series D Preferred Stock as provided in this subparagraph 3(b) and each date on which the Corporation shall be required to redeem shares of Series D Preferred Stock as provided in subparagraph 3(a) above shall be referred to as a "Redemption Date."

                  (c) REDEMPTION PRICE; NOTICE OF REDEMPTION. The Series D Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share the sum of (i) $1,000, plus (ii) an amount equal to dividends accrued and unpaid thereon from the date of issuance of such share of Series D Preferred Stock to such Redemption Date, the sum of (i) and (ii) being herein sometimes referred to as the "Redemption Price." Not less than 20 days before such Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Series D Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the paragraph or paragraphs of this Certificate of Designation pursuant to which such redemption shall be made, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in the City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series D Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon

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presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

                  (d) REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of the Series D Preferred Stock redeemed pursuant to this paragraph 3 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series D Preferred Stock accordingly.

                  (e) SHARES TO BE REDEEMED. In case of the redemption, for any reason, of only part of the outstanding shares of Series D Preferred Stock on a Redemption Date, all shares of Series D Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest whole share, that proportion of all the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Series D Preferred Stock at the time outstanding. Any shares of Series D Preferred Stock that are designated for redemption on a Redemption Date and are not so redeemed shall be redeemed as soon thereafter as possible and in the manner in which shares are otherwise redeemed on a Redemption Date, and, in such event, as provided in this Certificate of Designation, dividends shall continue to accrue on such shares.

                  (f) LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series D Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or any other series of the Corporation's Preferred Stock, to be paid an amount equal to $1,000 per share (the "Series D Preferred Liquidation Value") plus any accrued but unpaid dividends (such amounts being sometimes referred to as the "Series D Preferred Liquidation Payments"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series D Preferred Stock shall be insufficient to permit payment to such holders of the full amount of the Series D Preferred Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably per share among the holders of Series D Preferred Stock in proportion to the full per share amounts to which they respectively are entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series D Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled as provided herein, the remaining net assets of the Corporation shall be distributed to the holders of Common Stock and any other series of the Corporation's Preferred Stock in accordance with the Certificate of Incorporation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Series D Preferred Liquidation Payments to be made pursuant hereto and the place where said Series D Preferred Liquidation Payments shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein to the holders of record of the Series D Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation; provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved. A Change of Control Event shall not, for purposes of this paragraph 3, be deemed a liquidation, dissolution or winding up of the Corporation.

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         Section 4.        RESTRICTIONS.

                  (a) At any time when shares of Series D Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of 66-2/3% of the outstanding Series D Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of the Series D Preferred Stock shall vote together as a class:

                           (1) The Corporation will not (i) create or authorize the creation of any additional class or series of shares unless the same ranks junior to the Series D Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, (ii) increase the authorized amount of the Series D Preferred Stock or the authorized amount of any additional class or series of shares unless the same ranks junior to the Series D Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, or (iii) create or authorize any obligation or security convertible into shares of Series D Preferred Stock or into shares of any other class or series unless the same ranks junior to the Series D Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, in each such case whether any such creation or authorization or increase shall be by means of amendment of the Certificate of Incorporation, merger, consolidation or otherwise.

                           (2) The Corporation will not amend, alter or repeal the Certificate of Incorporation or the Bylaws of the Corporation in any manner, or file any directors' resolutions pursuant to Section 151(g) of the Delaware General Corporation Law containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Series D Preferred Stock or which in any manner adversely affects the Series D Preferred Stock or the holders thereof.

                           (3) The Corporation will not enter into any transaction that will result in the occurrence of a Change of Control Event.

         Section 5.        VOTING.

         Except as otherwise required by law or this Certificate of Designation, the holders of Series D Preferred Stock shall have no vote on any matters to be voted on by the stockholders of the Corporation.

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         IN WITNESS WHEREOF, said Corporation has duly caused this certificate to be signed by William H. Wilcox, its President, and John J. Wellik, its Secretary, this 5th day of June, 2001.


                                                   /s/ William H. Wilcox
                                                   ----------------------------
                                                   William H. Wilcox, President



                                                   /s/ John J. Wellik
                                                   ----------------------------
                                                   John J. Wellik, Secretary



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